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                                                                    EXHIBIT 21.1

                              BOWATER INCORPORATED
                               SUBSIDIARY LISTING

                                                      Jurisdiction of
                Name                                   Incorporation
                ----                                  ---------------
Alliance Forest Products (2001) Inc.                      Canada
Bowater Alabama Inc.                                      Alabama
Bowater America Inc.                                      Delaware
Bowater Asia Pte Ltd.                                     Singapore
Bowater Canada Finance Corporation                        Nova Scotia
Bowater Canada Inc.                                       Canada
Bowater Canadian Forest Products Inc.                     Canada
Bowater Canadian Holdings Incorporated                    Nova Scotia
Bowater Canadian Limited                                  Canada
Bowater Europe Limited                                    United Kingdom
Bowater Finance Company Inc.                              Delaware
Bowater Foreign Sales Corporation                         Barbados
Bowater Funding Inc.                                      Delaware
Bowater-Halla Paper Co., Ltd.                             Korea
Bowater Japan Limited                                     Japan
Bowater Maritimes Inc. (1)                                New Brunswick
Bowater Mersey Paper Company Limited (2)                  Nova Scotia
Bowater Mississippi LLC                                   Delaware
Bowater Nuway Inc.                                        Delaware
Bowater S. America Ltda.                                  Brazil
Bowater U.S. Holdings Inc.                                Delaware
Calhoun Newsprint Company(3)                              Delaware
Lake Superior Forest Products Inc.                        Delaware
Lake Superior Holdings Inc.                               Delaware

Note: Except as otherwise indicated, each of the above entities is a wholly owned direct or indirect subsidiary of the Company. The names of certain other direct and indirect subsidiaries of the Company have been omitted from the list above because such unnamed subsidiaries in the aggregate as a single subsidiary would not constitute a significant subsidiary.

(1) 67 percent owned
(2) 51 percent owned
(3) Approximately 51 percent owned